Exhibit 10.2

                             013fS.Y. BANCORP, INC.
                            2005 STOCK INCENTIVE PLAN

                        RESTRICTED STOCK AWARD AGREEMENT

S.Y. Bancorp, Inc. (the "Company") grants as of _________________, 20___ (the "Grant Date") to ______________________________________ (the "Employee" or
"you") the number of shares set forth below, of the common stock of the Company under the S.Y. Bancorp, Inc. 2005 Stock Incentive Plan (the "Plan") and the restricted stock program adopted on February 20, 2007, pursuant to the Plan. Copies of the Plan and the restricted stock program are attached, and any capitalized terms used but not defined in this Agreement shall have the meaning given them in the Plan.

GRANT OF AWARD. Subject to the terms and conditions of this Agreement and the Plan, Company hereby grants to you a Restricted Stock Award in the amount of ____ shares of Stock (the "Shares"). These shares will be issued to you after you sign this Agreement, but are subject to forfeiture if you terminate employment with Company or its subsidiary, Stock Yards Bank.

RESTRICTED PERIOD. One-third of the Shares vest on each one-year anniversary of the Grant Date stated above, provided you are still employed by the Company or Stock Yards Bank at the vesting date. However, your Shares will become 100% vested if there is a Change in Control of Company as defined in the Plan, or if you leave the employ of the Company or the Bank due to death or Disability,

TAXATION OF AWARD. Your Shares will be taxable when they vest, at the value on the vesting date. See the attachment to this Agreement explaining your option to elect to instead include the value of the Shares in income by making an election within 30 days of the Grant Date. You may only choose this option if you make arrangements satisfactory to Company to pay the required withholding taxes due now if the election is made. Check below if you wish to make this election:

     ___ I elect to make an 83(b) tax election to include the value of Shares granted to me in income now.

TRANSFER RESTRICTIONS. Until such time as the Shares become vested in accordance with schedule set forth above, the Shares shall not be transferred, pledged or disposed of except by will or the laws of descent and distribution, and are subject to forfeiture in accordance with this Agreement and the Plan. You shall have the right to receive dividends thereon during the Restricted Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that the Company shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period.

ACKNOWLEDGMENTS. By signing below, you acknowledge that you have received copies of the Plan and the restricted stock program, and you hereby accept the Shares subject to all the terms and provisions of the Plan and the program. Nothing contained in the Plan, the program or this Agreement shall give you any rights to continued employment by the Company or Stock Yards Bank or interfere in any way with the right of Company or the Bank to terminate your employment or change your compensation at any time.
                                                     S.Y. BANCORP, INC.


____________________________________       By:__________________________________
Employee

Date: ______________________________       Date: _______________________________

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Important Information About Section 83(b) Election
to Include Value of Restricted Stock Grant in Income at Grant Date:

         As a recipient of a restricted stock grant under the S.Y. Bancorp, Inc. 2005 Stock Incentive Plan, you may make an election (called an "83(b) election") to recognize compensation income when the stock is granted, even though the stock is then subject to a risk of forfeiture (vesting). Making an 83(b) election causes current taxation of the fair market value of the stock granted, and withholding taxes are immediately due. If you make an 83(b) election, you must make arrangements satisfactory to the Company to pay those withholding taxes now.

         By making an 83(b) election, any later appreciation in the stock will be taxed as capital gain income, and your holding period for capital gain purposes will begin on the date of taxation. An 83(b) election must be made, if at all, within 30 days after the transfer of the stock to you.

         The downside of making an 83(b) election is that the election is irrevocable. Also, if you forfeit the stock, you will not receive any deduction for the amount previously included in income.

         To the extent an 83(b) election is not made, the Company will be treated as the owner of the stock that continues to be subject to restriction for tax purposes, so any dividends will be treated as compensation paid to you by the Company, and will therefore be subject to withholding and FICA and Medicare taxes.

                           ELECTION TO INCLUDE VALUE
                    OF RESTRICTED STOCK AWARD IN GROSS INCOME
             PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

                    __________________________ [insert date]

         The undersigned hereby elects, under IRC Section 83(b) to include in gross income, as compensation for services, the excess of the fair market value at the time of transfer of the property described below over the amount paid for such property.

         The following information is supplied in accordance with Treasury Regulation ss.1.83-2(e):

     1. The name, address and social security number of the undersigned:

                        Name: __________________________________________________

                        Address: _______________________________________________

                        ________________________________________________________

                        ________________________________________________________

                        SSN: __________________________________

     2. The property with respect to which the election is being made is common stock of S.Y. Bancorp, Inc.

     3. The property was transferred on _____________________________ [insert date]. The taxable year for which election is made is calendar year 20____.

     4. The nature of the restrictions or risks of forfeiture to which the property is subject is that if the undersigned ceases to be employed by S.Y. Bancorp or its subsidiary, the unvested portion of the undersigned's restricted stock will be forfeited. The undersigned vests in the property at the rate of 33 1/3% on each anniversary of the grant date or upon a change in control as defined in the S.Y. Bancorp, Inc. 2005 Stock Incentive Plan.

     5. The fair market value of property at the time of transfer (determined without regard to any lapse restriction) was $_____________.

     6. The taxpayer received the property solely for the performance of services.

     7. Copies of this statement have been have been furnished, as required by Reg 1.83-2(d), to S.Y. Bancorp, Inc. and its subsidiary for which the services were performed.



                                      __________________________________________



Instructions for Filing: File this statement within 30 days from the Grant Date with IRS at the address you will use to file your 1040 for the tax year involved as stated in item 3 above, AND file it with your tax return for that year.